UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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CSK AUTO CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CSK AUTO CORPORATION
Additional Information Regarding
Combined 2006 and 2007 Annual Meeting of Stockholders
     On September 28, 2007, CSK Auto Corporation (the “Company”) filed with the Securities and Exchange Commission a definitive proxy statement (the “Proxy Statement”) in connection with the combined 2006 and 2007 Annual Meeting of Stockholders to be held on Thursday, November 8, 2007 at 9:00 a.m. Mountain Standard (Phoenix local) Time and any adjournment or postponement thereof (the “Annual Meeting”). The following additional information concerns Proposal 3, “Approval of Amendment to the CSK Auto Corporation 2004 Stock and Incentive Plan” (the “Proposed Amendment”) contained in the Proxy Statement. The Proposed Amendment seeks shareholder approval of an increase in the total number of shares of the Company’s common stock available for issuance under the 2004 Stock and Incentive Plan (the “Plan”).
Amendments to the Plan
     On October 31, 2007, the Board of Directors (“Board”) exercised its authority under the Plan to approve two Plan amendments that would reduce the number of shares that may be issued under the Plan. First, the Board amended Section 5.1 to reduce the proposed increase in the total number of shares of Company common stock available for issuance under the Plan to 5,500,000 shares instead of 6,000,000 shares. As a consequence, if shareholders approve the Proposed Amendment at the Annual Meeting, then the number of additional shares of the Company’s common stock available for issuance under the Plan will be 1,500,000 shares of common stock, rather than 2,000,000 shares of common stock as stated in the Proxy Statement.
     Second, the Board amended Section 5.3 of the Plan to limit the ability under the Plan to reuse certain shares that are retained by the Company or delivered to the Company in payment or satisfaction of the purchase price or tax withholding obligation of an award. The amendment also provides that shares may not again be made available for issuance under the Plan if the shares were subject to but were not issued upon the net settlement or net exercise of a stock-settled stock appreciation right or were repurchased on the open market with the proceeds of an option exercise. The amendment would not limit the Company’s ability to reuse shares subject to forfeited or terminated equity awards under the Plan.
     These amendments are reflected in the copy of the Plan that is attached hereto as Appendix A.
Recent Plan Grants
     On October 20, 2007, the Compensation Committee (the “Committee”) of the Board authorized the grant of stock-based awards to certain of the Company’s officers and associates pursuant to the Company’s internal equity grant program and the Plan. As a result, the Company issued 1,117,604 shares subject to stock options with an exercise price of $10.795 and 137,686 shares of restricted stock. Thus, as of October 31, 2007, the Company had 4,507,243 outstanding stock options (with a weighted-average exercise price of $13.64 and a weighted-average remaining contractual life of 4.05 years) and 291,324 outstanding shares of restricted stock.
     Taking into account the October 20, 2007 grants, the Company has granted 3,703,744 options and 379,944 shares of restricted stock pursuant to the Plan. As a result, there are currently 550,817 shares available for issuance under the Plan (including shares returned to the Plan due to expiration, cancellation, or other termination of awards without share issuance and as otherwise permitted under the provisions of the Plan). If shareholders approve the Proposed Amendment, the additional shares, together with the shares currently available for issuance, will provide the Company with 2,050,817 shares available for issuance pursuant to future awards under the Plan.

APPENDIX A

CSK AUTO CORPORATION

2004 STOCK AND INCENTIVE PLAN
(as amended and restated effective as of November 8, 2007)

ARTICLE I

PURPOSE

Section 1.1  Purpose.  The purpose of the CSK Auto Corporation 2004 Stock and Incentive Plan is to promote and closely align the interests of Employees and Directors of the Company, its Subsidiaries or Parent companies, and their respective stockholders, by providing stock-based compensation and other performance-based compensation. The Plan is intended to strengthen the Company’s ability to reward performance that enhances long-term stockholder value; to increase employee stock ownership through performance-based compensation plans; and to strengthen the Company’s ability to attract and retain an outstanding employee and executive team.

ARTICLE II

DEFINITIONS

For purposes of the Plan, the following terms shall have the following meanings, unless another definition is clearly indicated by particular usage or context:

“Act” means the Securities Exchange Act of 1934, as amended.

“Affiliate” shall have the meaning set forth in Rule 12b-2 under Section 12 of the Act.

“Approved Leave of Absence” means a leave of absence of definite length approved by the Chief Executive Officer or Chief Operating Officer of the Company, or by any other officer of the Company to whom the Committee delegates such authority.

“Award” means an award of Options, Stock Appreciation Rights, Restricted Stock, Stock Units, Incentive Bonuses or Other Stock Unit Awards pursuant to the Plan.

“Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Act.

“Beneficiary” means any person or persons designated in writing by a Participant to the Committee in a form prescribed by it for that purpose, which designation shall be revocable at any time by the Participant prior to his or her death; provided that, in the absence of such a designation or the failure of the person or persons so designated to survive the Participant, “Beneficiary” shall mean such Participant’s estate; and further provided that no designation of Beneficiary shall be effective unless it is received by the Company before the Participant’s death.

“Board” means the Board of Directors of the Company.

“Cause” means, with respect to any Participant, (a) any definition of “for cause” or similar concept contained in any employment agreement, personal services agreement, retention agreement or similar agreement applicable to such Participant, or, in the absence of any such definition or any such agreement, (b) fraud or embezzlement, gross negligence in the performance or nonperformance of duties for the Company or any Subsidiary or Parent of the Company, or material failure or refusal to perform duties at any time as an Employee or Director of the Company or any Subsidiary or Parent of the Company.

“Change in Control” means the occurrence of any one of the following:

(a) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a Qualifying Business Combination described in paragraph (c) below or who becomes such a Beneficial Owner as a result of a change in ownership percentage resulting solely from an acquisition of securities by the Company; or

(b) the following individuals cease for any reason to constitute a majority of the number of directors then serving on the Board: individuals who, on the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended; or

(c) there is consummated a reorganization, merger or consolidation of the Company with, or sale or other disposition of all or substantially all of the assets of the Company in one or a series of related transactions to, any other Person (a “Business Combination”), other than a Business Combination that would result in the voting securities of the Company outstanding immediately prior to such Business Combination continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) more than 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such Business Combination (a “Qualifying Business Combination”); or

(d) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to any other Person more than 50% of the combined voting power of the outstanding securities of which is owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

“Code” means the Internal Revenue Code of 1986, as amended, or the corresponding provisions of any successor statute.

“Committee” means the committee of the Board designated by the Board to administer the Plan pursuant to Section 3.1 hereof.

“Common Stock” means the Common Stock, par value $0.01 per share, of the Company.

“Company” means CSK Auto Corporation, a Delaware corporation, and except as utilized in the definition of Change in Control, any successor corporation.

“Director” means a member of the Board who is a “non-employee director” within the meaning of Rule 16(b)-3 promulgated under the Act, as such may be amended from time to time.

“Effective Date” means the date on which approval of the Plan by the stockholders of the Company is obtained.

“Employee” means any person, including officers and directors, employed by the Company or any Subsidiary or Parent of the Company.

“Immediate Family” means any child, stepchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons (or the Participant) have more than 50% of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than 50% of the voting interests.

“Incentive Bonus” means a bonus opportunity awarded under Section 10.1 hereof pursuant to which a Participant may become entitled to receive an amount, payable in cash or Shares, based on satisfaction of such performance criteria as are specified in the Incentive Bonus Document.

“Incentive Bonus Document” means the agreement or other document evidencing the Award of an Incentive Bonus.

“Incentive Stock Option” means an Option granted under Section 6.1 hereof that is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code and any related regulations.

“Market Value” means (a) the mean of the highest and lowest reported sale prices for the Shares on the New York Stock Exchange on the date on which the determination of Market Value is being made or, if no sale is reported for such day, on the next preceding day on which a sale of Shares was reported, all as reported by such source as the Committee may select or (b) if the Shares are no longer listed on the New York Stock Exchange, such market value of the Shares or other securities to be determined in accordance with the procedures to be established by the Committee from time to time.

“Nonqualified Stock Option” means any Option granted under Section 6.1 hereof that is not an Incentive Stock Option.

“Option” means a right granted under Section 6.1 hereof to purchase a stated number of Shares at a specified price. Options awarded under the Plan may be in the form of Incentive Stock Options or Nonqualified Stock Options.

“Option Document” means the agreement or other document evidencing the Award of an Option.

“Other Stock Unit Award” means an Award granted pursuant to Section 11.1 hereof, of Shares or other securities that are valued in whole or in part by reference to, or are otherwise based on, Shares or other securities of the Company.

“Other Stock Unit Award Rules” means the terms and conditions of Other Stock Unit Awards as established by the Committee pursuant to Sections 11.1 and 11.2 hereof.

“Parent” shall have the same definition as a “parent corporation” in Section 424 of the Code.

“Participant” means any Employee or Director who is granted an Award under the Plan.

“Person” shall have the meaning given in Section 3(a)(9) of the Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (a) the Company or any of its Affiliates, (b) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries, (c) an underwriter temporarily holding securities pursuant to an offering of such securities or (d) a corporation or other entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

“Plan” means this CSK Auto Corporation 2004 Stock and Incentive Plan, as amended from time to time.

“Prior Plans” means the CSK Auto Corporation 1996 Associate Stock Option Plan, the CSK Auto Corporation 1996 Executive Stock Option Plan, the CSK Auto Corporation 1999 Employee Stock Option Plan and the CSK Auto Corporation Directors Stock Plan.

“Qualifying Performance Criteria” means the criteria set forth in Section 15.1 hereof.

“Restricted Stock” means Shares issued pursuant to an Award granted under Section 8.1 hereof that are subject to any restrictions on the grant, issuance, retention, vesting, and/or transferability (including continued employment, passage of time and/or performance conditions) that the Committee, in its discretion, may impose.

“Restriction Period” means the period defined in Section 8.2 hereof.

“Shares” mean shares of the Company’s Common Stock.

“Stock Administrator” means the Company’s third party stock administrator or any other person or entity designated by the Committee to assist in the administration of the Plan.

“Stock Appreciation Right” means a right that entitles the Participant to receive, in cash or Shares (as determined by the Committee), value equal to or otherwise based on the excess of (a) the Market Value of a specified number of Shares at the time of exercise over (b) the exercise price of the Stock Appreciation Right, as established by the Committee on the date of grant.

“Stock Unit” means a right to receive in the future a Share of Common Stock or, at the discretion of the Committee, the value of such Common Stock in cash pursuant to an Award granted under Section 9.1 hereof.

“Subcommittee” means one or more separate committees appointed by the Committee pursuant to Section 3.4 hereof.

“Subsidiary” shall have the same definition as a “subsidiary corporation” in Section 424 of the Code.

“Vesting Condition” means any condition to the vesting of Restricted Stock established by the Committee pursuant to Section 8.2 hereof.

ARTICLE III

ADMINISTRATION

Section 3.1  Composition of Committee.  This Plan shall be administered by the Compensation Committee of the Board (the “Committee”), as appointed from time to time by the Board. The Board, in its sole discretion, may exercise any authority of the Committee under this Plan in lieu of the Committee’s exercise thereof, and in such instances, references herein to the Committee shall refer to the Board. The Committee shall be governed, and shall have such composition as called for, by the Compensation Committee Charter as such may be amended from time to time. The Committee may designate the Chief Executive Officer or Chief Operating Officer of the Company or other Employees to assist the Committee in the administration of the Plan, and the Committee may grant authority to such persons to execute agreements or other documents evidencing Awards made under this Plan or other documents entered into under this Plan on behalf of the Committee or the Company.

The foregoing notwithstanding, the Board may expressly delegate to a special subcommittee (the “Subcommittee”), consisting of one or more directors who are also officers of the Company, the authority, subject to specific guidelines/limitations established by the Board, to (a) designate officers and employees of the Company and/or its subsidiaries to be recipients of Options and/or Restricted Stock under the Plan, and (b) to determine the number of such Awards of Options and/or Restricted Stock to be received by any such recipients; provided, however, that in order to ensure the availability of protections and exemptions afforded by Section 16 of the Securities Exchange Act of 1934 (the “Act”) and Section 162 (m) of the Internal Revenue Code, the Subcommittee shall make no awards of Options and/or Restricted Stock pursuant to this delegation of authority to any member of the Board, senior executive officers of the Company or other persons designated by the Company as “statutory insiders” under Section 16 of the Act (including, but not necessarily limited to, the Company’s General Counsel and Controller).

Acts of the Subcommittee pursuant to the foregoing delegation of authority shall be treated as acts of the Board. The Subcommittee shall report regularly to the Board regarding any awards of Options and/or Restricted Stock granted pursuant to this delegation of authority.

Section 3.2  Powers of the Committee.  Subject to the express provisions and limitations set forth in this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable, in its sole discretion, in connection with the administration of this Plan, including, without limitation, the following:

(a) to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein;

(b) to determine which individuals are eligible to be Participants under Section 4.1 hereof, to which of such Participants, if any, Awards shall be granted hereunder and the timing of any such Awards;

(c) to grant Awards to Participants and determine the terms and conditions thereof, including, but not limited to, the number of Shares subject to Awards, the designation of Options as Incentive Stock Options or Nonqualified Stock Options, the exercise or purchase price of Shares subject to Awards, the circumstances under which Awards become exercisable or vested or are forfeited or expire, the circumstances under which Awards may be settled in cash or Shares, which terms may, but need not be, conditioned upon the passage of time, continued employment, the satisfaction of performance criteria, the occurrence of certain events (including events that the Board or the Committee determine constitute a Change in Control), or other factors;

(d) to establish and verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award;

(e) to prescribe and amend the terms of the agreements or other documents evidencing Awards made under this Plan (which need not be identical) and the terms of or form of any document or notice required to be delivered to the Company by Participants under this Plan;

(f) to determine whether, and the extent to which, adjustments are required pursuant to Section 14.2 hereof;

(g) to interpret and construe this Plan, any rules and regulations under this Plan and the terms and conditions of any Award granted hereunder, and to waive, amend or make exceptions to any such provisions in good faith and for the benefit of the Company; and

(h) to make all other determinations deemed necessary or advisable for the proper operation or administration of this Plan.

Section 3.3  Determinations of the Committee.  All decisions, determinations and interpretations by the Committee regarding this Plan shall be final and binding on all Participants and Beneficiaries. The Committee shall consider such factors as it deems relevant to making such decisions, determinations and interpretations, including, without limitation, the recommendations or advice of any director, officer or employee of the Company and such attorneys, consultants and accountants as the Committee may select.

Section 3.4  Delegations to Subcommittees.  The Committee may delegate to one or more separate committees (any such committee a “Subcommittee”) composed of one or more directors of the Company (who may, but need not be, members of the Committee) the ability to grant Awards and take the other actions described in Section 3.2 hereof with respect to non-executive employees, and such actions shall be treated for purposes of Section 3.3 hereof as if taken by the Committee.

ARTICLE IV

ELIGIBILITY

Section 4.1  Eligibility.  To be eligible for selection by the Committee to participate in the Plan as a Participant, an individual must be an Employee or Director of the Company or any Subsidiary or Parent of the Company. The Committee may grant Awards of Options, Stock Appreciation Rights, Restricted Stock, Stock Units, Incentive Bonuses or Other Stock Unit Awards to eligible Employees or Directors.

ARTICLE V

STOCK SUBJECT TO THIS PLAN

Section 5.1  Aggregate Limits.  The aggregate number of Shares that shall be available for grant under this Plan shall be 5,500,000 Shares, plus any Shares subject to awards made under Prior Plans that are outstanding on the Effective Date and become available pursuant to Section 5.3 hereof; provided, however, that no more than 1,000,000 Shares of the total Shares issuable under the Plan may be available for grant in the form of Incentive Stock Options. Any Shares granted as Options or Stock Appreciation Rights shall be counted against this limit as one (1) Share for every one (1) Share granted. Any Shares granted as Awards other than Options or Stock Appreciation Rights shall be counted against this limit as 2.25 Shares for every one (1) Share granted. The aggregate number of Shares available for grant under this Plan and the number of Shares subject to outstanding Awards shall be subject to adjustment as provided in Section 14.2 hereof. In addition, the aggregate number of Shares available for grant under this Plan shall not be reduced by Shares subject to Awards granted upon the assumption of, or in substitution for, awards granted by a business or entity that is acquired by, or whose assets are acquired by, the Company. The Shares issued pursuant to Awards granted under this Plan may be Shares that either were reacquired by the Company, including Shares purchased in the open market, or authorized but unissued Shares.

Section 5.2  Individual Limits.  The aggregate number of Shares that may be granted as Options or Stock Appreciation Rights under this Plan during any calendar year to any one Participant shall not exceed 500,000 Shares. The aggregate number of Shares that may be granted as Restricted Stock, Stock Units or Other Stock Unit Awards under this Plan during any calendar year to any one Participant shall not exceed 250,000 Shares. Notwithstanding anything to the contrary in this Plan, the foregoing limitations shall be subject to adjustment under Section 14.2 hereof, but only to the extent that such adjustment will not affect the status of any Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code. The foregoing limitations shall not apply to the extent that (a) compensation in connection with specific Awards made under the Plan is not intended to be treated as “performance-based compensation” under Section 162(m) of the Code or (b) such limitations are no longer required in order for compensation in connection with Awards under this Plan to be treated as “performance-based compensation” under Section 162(m) of the Code.

Section 5.3  Share Add-Backs. For purposes of Section 5.1 hereof, the aggregate number of Shares available for Awards under this Plan at any time shall not be reduced by (a) Shares subject to Awards that have been canceled, expired, forfeited or settled in cash or (b) Shares subject to Awards that otherwise do not result in the issuance of Shares in connection with payment or settlement of an Award. Any Shares that again become available for grant pursuant to this Section 5.3 shall be added back as one (1) Share if such Shares were subject to Options or Stock Appreciation Rights and as 2.25 Shares if such Shares were subject to Awards other than Options and Stock Appreciation Rights. Shares subject to awards made under Prior Plans that do not result in the issuance of Shares for the reasons listed in clauses (a) and (b) of this Section 5.3 shall be available for grant under this Plan. Each Share that again becomes available for grant in connection with awards under Prior Plans shall be added back as one (1) Share. Notwithstanding the foregoing, from and after November 8, 2007, Shares subject to Awards under either the Plan or the Prior Plan may not again be made available for issuance under the Plan if such Shares are: (i) Shares that were subject to a stock-settled Stock Appreciation Right and were not issued upon the net settlement or net exercise of such Stock Appreciation Right, (ii) Shares used to pay the exercise price of an Option, (iii) Shares delivered to or withheld by the Company to pay the withholding taxes related to an Award, or (iv) Shares repurchased on the open market with the proceeds of an Option exercise.

ARTICLE VI

TERMS AND CONDITIONS OF OPTIONS

Section 6.1  Option Grants.  The Committee may grant an Option or provide for the grant of an Option, either from time to time in the discretion of the Committee or automatically upon the occurrence of specified events, including, without limitation, the achievement of performance goals, the satisfaction of an event or condition within the control of the recipient of the Award or within the control of others. All Options under the Plan shall be granted subject to the terms and conditions set forth in this Article VI.

Section 6.2  Option Price.  The option price per share with respect to each Option shall be determined by the Committee but shall not be less than 100% of the Market Value of the Common Stock on the date the Option is granted; provided, however, that the option price per share of any Incentive Stock Option will be equal to or greater than 110% of the Market Value of a Share as of the date of grant if the Participant receiving the Incentive Stock Option owns, immediately before the Incentive Stock Option is granted, stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or Parent of the Company; provided further, that the option price per share with respect to an Option that is granted in connection with a merger, stock exchange, or other acquisition as a substitute or replacement award for options held by optionees of the acquired entity may be less than 100% of Market Value on the date the Option is granted.

Section 6.3  Duration.  The Committee shall establish the term of an Option, provided that in no event shall any Option be exercisable subsequent to the tenth anniversary of the date on which it is granted; provided, however, that in the case of an Incentive Stock Option granted to a Participant who owns stock as of the date of the grant representing more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or Parent of the Company, the term of the Incentive Stock Option shall be five (5) years from the date on which it is granted or such shorter term as the Committee may determine.

Section 6.4  Exercise.  Except as provided in Section 6.9 hereof or as otherwise provided by the Committee, the Shares covered by an Option may not be purchased prior to the first anniversary of the date on which the Option is awarded, or such longer period or periods, and subject to such conditions, as the Committee may determine, but thereafter may be purchased upon such terms and at such times as the Committee may determine as shall be provided in the Option Document. To the extent that the right to purchase Shares has accrued thereunder, Options may be exercised from time to time by notice to the Company stating the number of Shares with respect to which the Option is being exercised.

Section 6.5  Payment.  Except as set forth herein, Shares purchased under Options shall, at the time of purchase, be paid for in full in cash. All, or any portion, of the option price may, at the discretion of the Committee, be paid (i) under an arrangement with the Stock Administrator where payment is made pursuant to an irrevocable direction to the Stock Administrator to deliver all or part of the proceeds from the sale of Shares issuable under the Option to the Company or (ii) by the surrender (either actually or constructively by attestation) to the Company, at the time of exercise, of Shares of previously acquired Common Stock owned by the Participant, to the extent that such payment does not require the surrender of a fractional share of such previously acquired Common Stock or (iii) by authorizing the Company to withhold Common Stock otherwise issuable on exercise of the Option. Such Shares previously acquired and used to pay the option price shall be valued at Market Value on the date the Option is exercised or as otherwise determined in accordance with the procedures to be established by the Committee. A Participant shall have none of the rights of a stockholder until the Shares are issued to him or her.

Section 6.6  Restrictions.  The Committee shall determine, with respect to each Option, the nature and extent of the restrictions, if any, to be imposed on the Shares that may be purchased thereunder. Without limiting the generality of the foregoing, the Committee may impose conditions restricting absolutely or conditionally the transferability of Shares acquired through the exercise of Options for such periods, and subject to such conditions, including continued employment of the Participant by the Company or any Subsidiary or Parent of the Company, as the Committee may determine.

Section 6.7  Incentive Stock Options.  Incentive Stock Options granted under this Plan will be subject to the following additional conditions, limitations and restrictions:

(a) Eligibility.  Incentive Stock Options may be granted only to Employees of the Company or a Subsidiary or Parent of the Company.

(b) Timing of Grant.  No Incentive Stock Option will be granted under this Plan after the tenth anniversary of the date on which the Plan is adopted by the Board or, if earlier, the date on which the Plan is approved by the Company’s stockholders.

(c) Amount of Award.  The aggregate Market Value (as of the date of grant) of the Shares with respect to which the Incentive Stock Options awarded to any Participant first become exercisable during any calendar year may not exceed $100,000. For purposes of this $100,000 limit, the Participant’s Incentive Stock Options under this Plan and all other plans maintained by the Company and its Subsidiaries will be aggregated. To the extent any Incentive Stock Option would exceed the $100,000 limit, the Incentive Stock Option will afterwards be treated as a Nonqualified Stock Option for all purposes.

Section 6.8  Transferability of Options.  In no event will the Committee permit an Incentive Stock Option to be transferred by a Participant other than by will or the laws of descent and distribution, and any Incentive Stock Option awarded under this Plan will be exercisable only by the Participant during the Participant’s lifetime. During a Participant’s lifetime, Nonqualified Stock Options shall be transferable during the lifetime of the Participant by gift or pursuant to a domestic relations order to members of the Participant’s Immediate Family to the extent and in the manner determined by the Committee and subject to the prior written consent of the Committee.

Section 6.9  Termination of Relationship.  Unless the Committee shall determine otherwise, at such time as a Participant ceases to be an Employee or Director of the Company or any Subsidiary or Parent of the Company for any reason and except as provided in subsections (a), (b) or (d) below, Options shall expire immediately as to those Shares for which they were not then exercisable, and as to the remaining Shares for which the Options were exercisable at the time of such termination, such Options shall expire on the earlier of the expiration of the term of the Options or according to the following schedule:

(a) Retirement.  If (i) a Participant ceases to be an Employee or Director of the Company or any Subsidiary or Parent of the Company by reason of retirement provided that the Participant has attained age 65 and the sum of the Participant’s age and years of service with the Company is 75 or higher, and (ii) upon such termination all conditions to exercisability of the Options required pursuant to Section 6.4 hereof other than such holding period have been satisfied, the holding period required pursuant to Section 6.4 hereof shall automatically be deemed to have been satisfied, and the Options shall expire, unless exercised, one (1) year after such termination.

(b) Death or Disability.  If (i) a Participant ceases to be an Employee or Director of the Company or any Subsidiary or Parent of the Company prior to the end of the holding period required by Section 6.4 hereof by reason of death or disability under the provisions of an applicable long-term disability plan, and (ii) upon such termination all conditions to exercisability of the Options required pursuant to Section 6.4 hereof other than such holding period have been satisfied, the holding period required pursuant to Section 6.4 hereof shall automatically be deemed to have been satisfied, and the Options shall expire, unless exercised by the Participant, or if such termination was as a result of Participant’s death, by Participant’s legal representatives or heirs, one (1) year after such termination.

(c) Cause.  Options shall expire upon receipt by the Participant of the notice of termination if he or she is terminated for Cause.

(d) Change in Control.  Notwithstanding anything to the contrary in this subsection (d), unless the Committee shall expressly provide otherwise in the Option Document at the time of grant, in the event a Participant ceases to be an Employee or Director of the Company or any Subsidiary or Parent of the Company because such Participant’s relationship is involuntarily terminated by the Company or any of its Subsidiaries (other than termination as a result of death or disability or for Cause as described in subsections (b) and (c) above) within one (1) year following a Change in Control, any holding period or other condition required pursuant to Section 6.4 hereof shall automatically be deemed to have been satisfied, the Options shall become fully vested and exercisable, and the Options shall remain exercisable for a period of one (1) year following such termination.

(e) All Other Terminations.  Options shall expire, unless exercised, three (3) months after the date of such termination; provided, however, if an Incentive Stock Option is exercised by an Employee more than three (3) months after the termination of such Employee’s employment for any reason (or more than twelve (12) months following such Employee’s death or if such Employee is permanently and totally disabled, within the meaning of Section 22(e) of the Code), the Incentive Stock Option will afterwards be treated as a Nonqualified Stock Option for all purposes. For purposes of this Section 6.9, unless the Committee determines otherwise in its discretion, a Participant’s relationship as an Employee or Director of the Company or any Subsidiary or Parent of the Company will be treated as continuing intact while the Participant is on military leave, sick leave or another Approved Leave of Absence if the period of leave does not exceed ninety (90) days, or a longer period to the extent that such Participant’s right to reemployment with the Company or a Subsidiary or Parent of the Company is guaranteed by statute or by contract. If the period of leave exceeds ninety (90) days and the Participant’s right to continue as an Employee or Director is not guaranteed by statute or contract, the relationship will be deemed to have ceased on the 91st day of such leave.

Section 6.10  Deferral.  The Committee may permit a Participant to elect to defer receipt of all or part of the Shares issuable upon the exercise of Options that were both outstanding and vested as of December 31, 2004, pursuant to rules and regulations adopted by the Committee.

Section 6.11  Option Document.  Each Option Document shall contain provisions regarding (a) the number of Shares that may be issued upon exercise of the Option, (b) the purchase price of the Shares and the means of payment for the Shares, (c) the term of the Option, (d) terms and conditions on the vesting and/or exercisability of an Option, (e) restrictions on the transfer of the Option and forfeiture provisions and (f) such further terms and conditions, in each case not inconsistent with this Plan as may be determined from time to time by the Committee.

Section 6.12  No Option Repricing.  Without the approval of stockholders, the Company shall not reprice any Options, except for adjustments under Section 14.2 hereof as determined by the Committee. For purposes of this Plan, the terms “reprice” and “repricing” shall have the meanings given them under the relevant rules of the New York Stock Exchange.

ARTICLE VII

TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

Section 7.1  Stock Appreciation Rights.  Stock Appreciation Rights may be granted to any Employee or Director of the Company or any Subsidiary or Parent of the Company. Stock Appreciation Rights may be granted to Participants either alone (“freestanding”) or in addition to or in tandem with other Awards granted under the Plan and may, but need not, relate to a specific Option granted under Section 6.1 hereof. The provisions of Stock Appreciation Rights need not be the same with respect to each grant or each recipient. Any Stock Appreciation Right granted in tandem with an Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option. All Stock Appreciation Rights under the Plan shall be granted subject to the same terms and conditions applicable to Options as set forth in Article VI hereof, including, without limitation, the terms and conditions set forth in Sections 6.2, 6.3 and 6.4 hereof relating to option price, duration and exercise conditions; provided, however, that Stock Appreciation Rights granted in tandem with a previously granted Option shall have the terms and conditions of such Option. Subject to the provisions of Article VI hereof, the Committee may impose such other conditions or restrictions on any Stock Appreciation Right as it shall deem appropriate. Stock Appreciation Rights may be settled in Shares or cash as determined by the Committee at the time the Award is granted, so long as any cash-settled Stock Appreciation Right (or portion thereof) that was both granted after October 3, 2004 and vests after December 31, 2004 complies with all of the applicable provisions of Section 409A of the Code and any regulations promulgated thereunder to avoid the imposition of the additional tax under Section 409A(a)(1)(B) of the Code.

ARTICLE VIII

TERMS AND CONDITIONS OF AWARDS OF RESTRICTED STOCK

Section 8.1  General.  Restricted Stock may be granted to any Employee or Director of the Company or any Subsidiary or Parent of the Company. The Committee may specify that the grant, vesting or retention of any or all Restricted Stock is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code, provided that the performance criteria for the grant, vesting or retention of any such Restricted Stock shall be a measure based on one or more Qualifying Performance Criteria selected by the Committee and specified at the time the Restricted Stock is granted. The Committee shall certify the extent to which any Qualifying Performance Criteria has been satisfied, and the amount payable as a result thereof, prior to payment of any Restricted Stock that are intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code.

Section 8.2  Restrictions.

(a) Restriction Period and/or Vesting Conditions.  With respect to each grant of Restricted Stock under the Plan, the Committee shall determine:

(i) the time period or periods, if any, including any conditions for determining such period or periods, during which the restrictions on such Restricted Stock shall apply (the “Restriction Period”); provided that in no event, other than as provided in Section 8.3 hereof, shall such restrictions terminate prior to three (3) years after the date of grant if the vesting of the Restricted Stock is based solely on continuous employment or service as a Director or the passage of time; provided further, that the restrictions on such Restricted Stock may lapse in monthly pro rata installments (i.e., 1/36 per month for 3 years), and/or

(ii) other terms or conditions, if any, including the attainment of performance goals (including the attainment of Qualifying Performance Criteria), to the right of the Participant to receive such Restricted Stock (“Vesting Conditions”); provided, however, that in no event, other than as provided in Section 8.3 hereof, shall the restrictions on such Restricted Stock terminate prior to one (1) year after the date of grant if the vesting of such Restricted Stock is subject to the attainment of Qualifying Performance Criteria (such one (1) year period to be deemed a Restriction Period).

(b) Rights in Restricted Stock.  At the time of grant of Restricted Stock to a Participant, an electronic account representing the number of Shares granted shall be registered in the Participant’s name but shall be held by the Company for his or her account. The Participant shall have the entire beneficial ownership interest in, and all rights and privileges of a stockholder as to, such Restricted Stock, including the right to vote such Restricted Stock and, unless the Committee shall determine otherwise, the right to receive dividends thereon payable in shares of Restricted Stock subject to the same restrictions as the Restricted Stock with respect to which it is paid, subject to the following restrictions, except as provided by this Section 8.2 and Section 8.3 hereof: (i) the Participant shall not be entitled to delivery of the Shares until the expiration of the Restriction Period, if any, and/or the satisfaction of any Vesting Conditions; (ii) none of the Restricted Stock may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the Restriction Period, if any, and/or prior to the satisfaction of any Vesting Conditions; and (iii) all of the Restricted Stock shall be forfeited and all rights of the Participant to such Restricted Stock shall terminate without further obligation on the part of the Company unless the Participant continues to be an Employee or Director of the Company or any Subsidiary or Parent of the Company for the entire Restriction Period, if any, and any applicable Vesting Conditions have been satisfied. Any Shares or other securities or property received as a result of a transaction listed in Section 14.2 hereof shall be subject to the same restrictions as such Restricted Stock unless the Committee shall determine otherwise.

Section 8.3  Termination of Relationship.  Unless the Committee shall determine otherwise, at such time as a Participant ceases to be an Employee or Director of the Company or any Subsidiary or Parent of the Company, Restricted Stock held by such Participant shall be treated as provided below:

(a) Retirement.  If (i) a Participant ceases to be an Employee or Director of the Company or any Subsidiary or Parent of the Company prior to the end of any Restriction Period by reason of retirement provided that the Participant has attained age 65 and the sum of the Participant’s age and years of service with the Company is 75 or higher, and (ii) all Vesting Conditions, if any, have been satisfied, the remaining restrictions with respect to such Participant’s Restricted Stock, including with respect to any remaining Restriction Period, shall lapse. The Shares shall be delivered to the Participant in accordance with the provisions of Section 8.4 hereof.

(b) Death or Disability.  If (i) a Participant ceases to be an Employee or Director of the Company or any Subsidiary or Parent of the Company prior to the end of any Restriction Period by reason of death or disability under the provisions of an applicable long-term disability plan, and (ii) all Vesting Conditions, if any, have been satisfied, the remaining restrictions with respect to such Participant’s Restricted Stock, including with respect to any remaining Restriction Period, shall lapse. The Shares shall be delivered to the Participant’s Beneficiary in accordance with the provisions of Section 8.4 hereof.

(c) Change in Control.  Notwithstanding anything to the contrary in this Section 8.3, unless the Committee shall expressly provide otherwise in the document(s) evidencing Restricted Stock at the time of grant, in the event a Participant ceases to be an Employee or Director of the Company or any Subsidiary or Parent of the Company because such Participant’s relationship is involuntarily terminated by the Company or any Subsidiary or Parent of the Company or any purchaser, successor or assign (other than a termination as a result of death or disability or for Cause as described in subsections (a) and (b) above) within one (1) year following a Change in Control, the remaining restrictions with respect to Restricted Stock, including with respect to any remaining Restriction Period or Vesting Conditions, shall lapse, and the Committee may, in its sole discretion, elect to satisfy its obligations either in cash, in Shares, in shares of equity securities of the entity (or its parent) resulting from such Change in Control or in any combination of the foregoing.

(d) All Other Terminations.  If a Participant ceases to be an Employee or Director of the Company or any Subsidiary or Parent of the Company prior to the end of a Restriction Period for any reason other than death, disability, retirement or involuntary termination within one year after a Change in Control as provided in subsections (a), (b) or (c) above, the Participant shall immediately forfeit all Restricted Stock then subject to any restrictions, including with respect to any Restriction Period or Vesting Conditions, except that the Committee may, if it finds that the circumstances in the particular case so warrant, allow a Participant to retain any or all of the Restricted Stock then subject to the restrictions of Section 8.2 hereof and all restrictions applicable to such Restricted Stock shall lapse. The Shares shall be delivered to the Participant in accordance with the provisions of Section 8.4 hereof.

Section 8.4  Payment of Restricted Stock.  At the end of the Restriction Period, if any, and after all Vesting Conditions, if any, have been satisfied, or at such earlier time as provided for in Section 8.3 hereof, all restrictions applicable to the Restricted Stock shall lapse, and the Shares equal to the number of Restricted Stock, free of all restrictions, shall be delivered to the Participant or his or her Beneficiary, as the case may be.

ARTICLE IX

STOCK UNITS

Section 9.1  Stock Units.  The Committee may also grant Awards of Stock Units under the Plan to any Employee or Director of the Company or any Subsidiary or Parent of the Company. The Committee may specify that the grant, vesting or retention of any or all Stock Units is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code, provided that the performance criteria for the grant, vesting or retention of any such Stock Units shall be a measure based on one or more Qualifying Performance Criteria selected by the Committee and specified at the time the Stock Units are granted. The Committee shall certify the extent to which any Qualifying Performance Criteria has been satisfied, and the amount payable as a result thereof, prior to payment of any Stock Units that are intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. Awards of Stock Units shall be payable in Shares or cash as determined by the Committee. The Committee may permit a Participant to elect to defer receipt of payment of all or part of any Award of Stock Units pursuant to rules and regulations adopted by the Committee; provided, however, that no such deferral shall be allowed if the Committee determines, in its sole discretion, that the deferral would result in the imposition of the additional tax under Section 409A(a)(1)(B) of the Code. Unless the Committee provides otherwise at the time an Award of Stock Units to a Participant is made, all Stock Units granted under the Plan shall be subject to vesting periods and/or periods of restriction which are not less stringent than those specified in Section 8.2 hereof with respect to awards of Restricted Stock.

ARTICLE X

TERMS AND CONDITIONS OF INCENTIVE BONUSES

Section 10.1  Incentive Bonuses.  Each Incentive Bonus Award will confer upon the Participant the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established for a performance period established by the Committee.

Section 10.2  Incentive Bonus Document.  Each Incentive Bonus Document shall contain provisions regarding (a) the target and maximum amount payable to the Participant as an Incentive Bonus, (b) the performance criteria and level of achievement versus these criteria that shall determine the amount of such payment, (c) the term of the performance period as to which performance shall be measured for determining the amount of any payment, (d) the timing of any payment earned by virtue of performance, (e) restrictions on the alienation or transfer of the Incentive Bonus prior to actual payment, (f) forfeiture provisions and (g) such further terms and conditions, in each case not inconsistent with this Plan, as may be determined from time to time by the Committee.

Section 10.3  Performance Criteria.  The Committee shall establish the performance criteria and level of achievement with respect to such criteria that shall determine the target and maximum amount payable under an Incentive Bonus Award, which criteria may be based on Company performance with respect to financial-related or other goals and/or personal achievement of individual performance goals. The maximum amount payable as an Incentive Bonus may be a multiple of the target amount payable. The maximum amount payable as an Incentive Bonus under this Plan during any calendar year to any one Participant shall not exceed $4,000,000 unless such Incentive Bonus is not intended to be treated as “performance-based compensation” under Section 162(m) of the Code or such limitation is no longer required under Section 162(m) of the Code. The Committee may specify the percentage of the target Incentive Bonus that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code, provided that the performance criteria for any portion of an Incentive Bonus that is intended by the Committee to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be a measure based on one or more Qualifying Performance Criteria selected by the Committee and specified at the time the Incentive Bonus Award is granted. The Committee shall certify the extent to which any Qualifying Performance Criteria has been satisfied, and the amount payable as a result thereof, prior to payment of any Incentive Bonus that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code.

Section 10.4  Timing and Form of Payment.  The Committee shall determine the timing of payment of any Incentive Bonus. The Committee may provide for or, subject to such terms and conditions as the Committee may specify, may permit a Participant to elect for the payment of any Incentive Bonus to be deferred to a specified date or event; provided, however, that no such deferral shall be allowed if the Committee determines, in its sole discretion, that the deferral would result in the imposition of the additional tax under Section 409A(a)(1)(B) of the Code. An Incentive Bonus may be payable in Shares or in cash. Any Incentive Bonus that is paid in cash shall not affect the number of Shares otherwise available for issuance under this Plan.

Section 10.5  Discretionary Adjustments.  Notwithstanding satisfaction of any performance goals, the amount paid under an Incentive Bonus Award on account of either financial performance or personal performance evaluations may be reduced by the Committee on the basis of such further considerations as the Committee shall determine.

ARTICLE XI

OTHER STOCK UNIT AWARD

Section 11.1  Other Stock Unit Award.  Subject to the terms and provisions of this Plan and applicable law, the Committee, at any time and from time to time, may issue to Participants, either alone or in addition to other Awards made under this Plan, Other Stock Unit Awards that may be in the form of Shares or other securities. The value of each such Award shall be based, in whole or in part, on the value of the underlying Shares or other securities. The Committee, in its sole and complete discretion, may determine that an Award, either in the form of an Other Stock Unit Award under this Section 11.1 or as an Award otherwise granted pursuant to this Plan, may provide to the Participant (a) dividends or dividend equivalents (payable on a current or deferred basis) and (b) cash payments in lieu of or in addition to an Award. Subject to the provisions of this Plan, the Committee in its sole and complete discretion shall determine the terms, restrictions, conditions, vesting requirements, and payment rules (all of which are sometimes hereinafter collectively referred to as “Other Stock Unit Award Rules”) of the Award. The Award for any such Other Stock Unit Award shall specify the Other Stock Unit Award Rules of each Award as determined by the Committee. However, each Other Stock Unit Award need not be subject to identical Other Stock Unit Award Rules.

Section 11.2  Other Stock Unit Award Rules.  The Committee, in its sole and complete discretion, may grant an Other Stock Unit Award subject to the following Other Stock Unit Award Rules:

(a) All rights with respect to such Other Stock Unit Awards granted to a Participant shall be exercisable during his or her lifetime only by such Participant or his or her guardian or legal representative.

(b) Other Stock Unit Awards may require the payment of cash consideration by the Participant upon receipt of the Award or provide that the Award, and any Shares or other securities issued in conjunction with the Award, be delivered without the payment of cash consideration.

(c) The Committee, in its sole and complete discretion, may establish certain Qualifying Performance Criteria that may relate in whole or in part to receipt of the Other Stock Unit Awards.

(d) Other Stock Unit Awards may be subject to a deferred payment schedule; provided, however, that no such deferral shall be allowed if the Committee determines, in its sole discretion, that the deferral would result in the imposition of the additional tax under Section 409A(a)(1)(B) of the Code. Furthermore, all Other Stock Unit Awards granted under the Plan shall be subject to vesting periods and/or periods of restriction which are not less stringent than those specified in Section 8.2 hereof with respect to awards of Restricted Stock.

(e) The Committee, in its sole and complete discretion, as a result of certain circumstances, including, without limitation, the assumption of, or substitution of stock unit awards of a company with which the Company participates in an acquisition, separation, or similar corporate transaction, may waive or otherwise remove, in whole or in part, any restriction or condition imposed on an Other Stock Unit Award at the time of grant.

ARTICLE XII

DIVIDENDS AND DIVIDEND EQUIVALENTS

Section 12.1  Dividends and Dividend Equivalents.  Any Award may provide the Participant with the right to receive dividend payments or dividend equivalent payments on the Shares subject to the Award, whether or not such Award has been exercised or is vested. Such payments may be made in cash or may be credited as cash or Stock Units to a Participant’s account and later settled in cash or Shares or a combination thereof, as determined by the Committee. Such payments and credits may be subject to such conditions and contingencies as the Committee may establish.

ARTICLE XIII

REGULATORY APPROVALS AND LISTING

Section 13.1  Regulatory Approvals and Listing.  The Company shall not be required to issue to a Participant or a Beneficiary, as the case may be, any certificate for any Shares upon exercise of an Option or Stock Appreciation Right or for any Restricted Stock granted under this Plan or to make any payment with respect to any Incentive Bonus, Stock Unit or Other Stock Unit Award granted under this Plan prior to (a) the obtaining of any approval from any governmental agency which the Company, in its sole discretion, shall determine to be necessary or advisable, (b) the admission of such Shares to listing on any stock exchange on which the Common Stock may then be listed, and (c) the completion of any registration or other qualification of such Shares under any state or federal law or rulings or regulations of any governmental body which the Company, in its sole discretion, shall determine to be necessary or advisable.

ARTICLE XIV

CHANGES IN CAPITAL STRUCTURE

Section 14.1  Corporate Actions Unimpaired.  The existence of outstanding Awards (including any Options) shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, exchanges, or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issuance of Shares or other securities or subscription rights thereto, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Shares or other securities of the Company or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise. Further, except as expressly provided herein or by the Committee, (a) the issuance by the Company of shares of stock or any class of securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, (b) the payment of a dividend in property other than Shares, or (c) the occurrence of any similar transaction, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to Options or other Awards theretofore granted or the purchase price per Share, unless the Committee shall determine, in its sole discretion, that an adjustment is necessary to provide equitable treatment to a Participant.

Section 14.2  Adjustments Upon Certain Events.  If the outstanding Shares or other securities of the Company, or both, for which the Award is then exercisable or as to which the Award is to be settled shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares, extraordinary dividend of cash and/or assets, recapitalization, or reorganization, the Committee shall appropriately and equitably adjust the number and kind of Shares or other securities which are subject to this Plan or subject to any Awards theretofore granted, and the exercise or settlement prices of such Awards, so as to maintain the proportionate number of Shares or other securities without changing the aggregate exercise or settlement price.

ARTICLE XV

QUALIFYING PERFORMANCE CRITERIA

Section 15.1  Qualifying Performance Criteria.  For purposes of this Plan, the term “Qualifying Performance Criteria” shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Subsidiary or Parent, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee in the Award: (a) cash flow (before or after dividends), (b) earnings per share, (c) earnings calculated before interest, taxes, depreciation and amortization (including on a per share basis), (d) stock price, (e) return on equity, (f) total stockholder return, (g) return on capital (including return on total capital or return on invested capital), (h) return on assets or net assets, (i) market capitalization, (j) total enterprise value (market capitalization plus debt), (k) economic value added, (l) debt leverage (debt to capital), (m) revenue, (n) income or net income, (o) operating income, (p) operating profit or net operating profit, (q) operating margin or profit margin, (r) return on operating revenue, (s) cash from operations, (t) operating ratio, (u) operating revenue, (v) market share, (w) same or comparable store sales, (x) adjusted free cash flow, (y) inventory turnover, (z) achievement of reasonably specific transactional accomplishments (e.g., mergers, acquisitions, business combinations and the like), and (aa) achievement of individual performance goals that are based upon the Company’s achievement of (i) pre-established targets or (ii) a level of performance relative to one or more of the Company’s competitors, in each case with respect to one or more of the performance criteria set forth in (a) through (z) above. To the extent consistent with Section 162(m) of the Code, the Committee may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (A) asset write-downs, (B) litigation, claims, judgments or settlements, (C) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (D) accruals for reorganization and restructuring programs, (E) vesting of retirement agreements or supplemental retirement agreements, (F) closed store charges, (G) financing costs and expenses related to corporate refinancings, and (H) any extraordinary, unusual, non-recurring or non-comparable items (1) as described in Accounting Principles Board Opinion No. 30, (2) as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s Annual Report to stockholders for the applicable year, or (3) publicly announced by the Company in a press release or conference call relating to the Company’s results of operations or financial condition for a completed quarterly or annual fiscal period.

ARTICLE XVI

TAXES

Section 16.1  Withholding Requirements.  The Committee may make such provisions or impose such conditions as it may deem appropriate for the withholding or payment by a Participant or Beneficiary of any taxes that the Committee determines are required in connection with the grant, vesting, exercise, payment or settlement of any Award under this Plan, and a Participant’s or Beneficiary’s rights in any Award and in any Shares or other benefits thereunder shall be subject to satisfaction of such conditions.

Section 16.2  Payment of Withholding Taxes.  Notwithstanding the terms of Section 16.1 hereof, the Committee may provide in the agreement or other document evidencing an Award or otherwise that all or any portion of the taxes required to be withheld or, if and to the extent permitted by the Committee, desired to be paid by the Participant, in connection with the exercise, vesting, settlement or transfer of any Award may be paid by withholding Shares otherwise issuable or subject to such Award, or by the Participant’s delivering previously acquired Shares (either actually or constructively by attestation), in each case having a Market Value equal to the amount required or elected to be withheld or paid, or by the Stock Administrator paying such amount pursuant to an irrevocable commitment by the Stock Administrator to deliver to the Company proceeds from the sale of the Shares issuable under the Award. Any such election is subject to such conditions or procedures as may be established by the Committee and may be subject to approval by the Committee.

ARTICLE XVII

TRANSFERABILITY

Section 17.1  Transferability.  Unless the agreement or other document evidencing an Award (or an amendment thereto authorized by the Committee) expressly states that the Award is transferable as provided hereunder, no Award granted under this Plan, nor any interest in such Award, may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner prior to the vesting or lapse of any and all restrictions applicable thereto, other than (a) by will or the laws of descent and distribution or (b) during the lifetime of the Participant, by gift or pursuant to a domestic relations order to members of the Participant’s Immediate Family to the extent and in the manner determined by the Committee and subject to the prior written consent of the Committee; provided, however, in no event may a Participant transfer an Incentive Stock Option other than by will or the laws of descent and distribution. Further, any Shares deferred under Section 6.10 hereof, Stock Units deferred under Section 9.1 hereof, or Incentive Bonuses deferred under Section 10.4 hereof shall not be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner. Any Award transferred in accordance with this Plan, will be subject to all of the same terms and conditions as provided in the Plan or other document evidencing such Award. No transfer of any Award will be effective until the Committee consents to the transfer in writing.

ARTICLE XVIII

TERM OF THIS PLAN

Section 18.1  Term of This Plan.  No Awards shall be granted pursuant to the Plan after the tenth anniversary of the Effective Date, but any Award theretofore granted may extend beyond that date and the terms and conditions of this Plan shall continue to apply thereto.

ARTICLE XIX

TERMINATION OR AMENDMENT OF THIS PLAN

Section 19.1  Termination or Amendment.  The Board may amend, alter or discontinue the Plan and the Board or the Committee may to the extent permitted by the Plan amend any agreement or other document evidencing an Award made under this Plan but, except as provided pursuant to the anti-dilution adjustment provisions of Section 14.2 hereof, no such amendment shall, without the approval of the stockholders of the Company:

(a) increase the maximum number of Shares for which Awards may be granted under this Plan;

(b) reduce the price at which Options may be granted below the price provided for in Section 6.2 hereof;

(c) reduce the option price of outstanding Options;

(d) extend the term of this Plan;

(e) change the class of persons eligible to be Participants; or

(f) increase the individual maximum limits in Sections 5.2 and 10.3 hereof.

The Board may amend, alter or discontinue the Plan and the Board or the Committee may to the extent permitted by the Plan amend any agreement evidencing an Award made under this Plan, but no amendment or alteration shall be made which would impair the rights of any Participant, without such Participant’s consent, under any Award theretofore granted, provided that no such consent shall be required if the Committee determines in its sole discretion and prior to the date of any Change in Control that such amendment or alteration either (i) is required or advisable in order for the Company, the Plan or the Award to satisfy any law or regulation or to meet the requirements of any accounting standard, or (ii) is not reasonably likely to significantly diminish the benefits provided under such Award, or that any such diminishment has been adequately compensated.

ARTICLE XX

LEAVE OF ABSENCE

Section 20.1  Leave of Absence.  Unless the Committee shall determine otherwise, a leave of absence other than an Approved Leave of Absence shall be deemed a termination of employment for purposes of this Plan. An Approved Leave of Absence shall not be deemed a termination of employment for purposes of this Plan, but the period of such Approved Leave of Absence shall not be counted toward satisfaction of any Restriction Period or any holding period described in Section 6.4 hereof.

ARTICLE XXI

GENERAL PROVISIONS

Section 21.1  Employment At Will.  Neither the Plan nor the grant of any Award nor any action by the Company or any Subsidiary or Parent of the Company or the Committee shall be held or construed to confer upon any person any right to be continued in the employ of the Company or any Subsidiary or Parent of the Company. The Company and each Subsidiary and Parent expressly reserve the right to discharge, without liability but subject to his or her rights under this Plan, any Participant whenever in the sole discretion of the Company or any Subsidiary or Parent of the Company, as the case may be, its interest may so require.

Section 21.2  Governing Law.  This Plan and any agreements or other documents hereunder shall be interpreted and construed in accordance with the laws of the State of Delaware and applicable federal law. The Committee may provide that any dispute as to any Award shall be presented and determined in such forum as the Committee may specify, including through binding arbitration. Any reference in this Plan or in the agreement or other document evidencing any Award to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.

Section 21.3  Resale or Transfer of Shares.  The Committee may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any Shares received in connection with an Award, including without limitation (a) restrictions under an insider trading policy, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by the Participant and other participants and (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

ARTICLE XXII

NON-EXCLUSIVITY OF PLAN

Section 22.1  Non-Exclusivity of Plan.  Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, including without limitation, the granting of stock options, stock appreciation rights, restricted stock, stock units or incentive bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

ARTICLE XXIII

COMPLIANCE WITH OTHER LAWS AND REGULATIONS

Section 23.1  Compliance with Other Laws and Regulations.  This Plan, the grant and exercise of Awards thereunder, and the obligation of the Company to sell, issue or deliver Shares under such Awards, shall be subject to all applicable federal, state and local laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to register in a Participant’s name or deliver any Shares prior to the completion of any registration or qualification of such Shares under any federal, state or local law or any ruling or regulation of any government body which the Committee shall determine to be necessary or advisable. This Plan is intended to constitute an unfunded arrangement for a select group of management and other key employees. No Option shall be exercisable unless a registration statement with respect to the Option is effective or the Company has determined that such registration is unnecessary. Unless the Awards and Shares covered by this Plan have been registered under the Securities Act of 1933, as amended, or the Company has determined that such registration is unnecessary, each person receiving an Award and/or Shares pursuant to any Award may be required by the Company to give a representation in writing that such person is acquiring such Shares for his or her own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof.

ARTICLE XXIV

LIABILITY OF THE COMPANY

Section 24.1  Liability of the Company.  The Company and any Affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant or other persons as to: (a) the non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder; and (b) any tax consequence expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Option or other Award granted hereunder.

ARTICLE XXV

EFFECTIVE DATE

Section 25.1  Effective Date.  The Plan shall become effective upon approval of the stockholders of the Company.